Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-142695) pertaining to the Unisys Savings Plan of Unisys Corporation of our report dated June 26, 2007, with respect to the financial statements and schedule of the Unisys Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

                                                     /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 26, 2007